As filed with the Securities and Exchange Commission on March 15, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRACON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	34-2037594
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4350 La Jolla Village Drive, Suite 800

San Diego, California 92122

(858) 550-0780

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Charles P. Theuer, M.D., Ph.D.

President and Chief Executive Officer

TRACON Pharmaceuticals, Inc.

4350 La Jolla Village Drive, Suite 800

San Diego, California 92122

(858) 550-0780

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott B. Brown, CPA	Matthew Browne, Esq.
Chief Financial Officer	Cooley LLP
TRACON Pharmaceuticals, Inc.	10265 Science Center Drive
4350 La Jolla Village Drive, Suite 800	San Diego, CA 92121
San Diego, CA 92122	(858) 550-6000
(858) 550-0780

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 15, 2023

PROSPECTUS

2,188,507 Shares

Common Stock

This prospectus relates to the disposition from time to time of up to 2,188,507 shares of our common stock, which includes 2,013,999 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants, which are held by the selling stockholder named in this prospectus, pursuant to a private placement on March 10, 2023. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder. We will, however, receive the exercise price of $0.01 per share for each of the pre-funded warrant exercised for cash.

The selling stockholder identified in this prospectus, or its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, may offer the shares from time to time through public or private transactions at fixed prices, at prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. We provide more information about how the selling stockholder may sell its shares of common stock in the section entitled “Plan of Distribution.” We have agreed to pay certain expenses incurred in connection with the registration of these shares, however, we will not be paying any commissions in connection with any offering of shares of common stock under this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “TCON.” On March 14, 2023, the last reported sale price of our common stock was $1.55 per share.

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 4 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, including those filed after the date hereof.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                  , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC. The selling stockholder may from time to time, in one or more offerings, sell the common stock described in this prospectus.

Neither we nor the selling stockholder have authorized anyone to provide you with information other than the information contained in or incorporated by reference into this prospectus (as supplemented or amended) and your reliance on any unauthorized information or representation is at your own risk. This document may only be used where it is legal to sell these securities. The information contained in this prospectus (and in any supplement or amendment to this prospectus) is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We urge you to carefully read this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference” before deciding whether to invest in any of the common stock being offered. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”

This prospectus incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data. This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

For investors outside the United States, neither we nor the selling stockholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus (as supplemented and amended), including the financial data and related notes, risk factors and other information incorporated by reference in this prospectus before making an investment decision.

Unless the context indicates otherwise, as used in this prospectus, the terms “TRACON,” “the Company,” “we,” “us” and “our” refer to TRACON Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiaries.

Company Overview

We are a biopharmaceutical company focused on the development and commercialization of novel targeted therapeutics for cancer and utilizing our cost efficient, contract research organization, or CRO, independent product development platform to partner with other life science companies to develop and commercialize innovative products in the United States.

We utilize a CRO-independent product development platform that emphasizes capital efficiency. Our experienced clinical operations, data management, quality assurance, product development and regulatory affairs groups manage significant aspects of our clinical trials with internal resources. We use these internal resources to reduce the costs associated with utilizing CROs to conduct clinical trials. In our experience, this model has resulted in capital efficiencies and improved communication with clinical trial sites, which can expedite patient enrollment and improve the quality of patient data as compared to a CRO-managed model. We have leveraged this platform in all of our sponsored clinical trials. We have also leveraged our product development platform to diversify our product pipeline without payment of upfront license fees through license agreements. We continue to evaluate companies that would benefit from a rapid and capital-efficient U.S. drug development solution that includes U.S. and European Union clinical development expertise. We believe we will continue to be recognized as a preferred U.S. clinical development partner through a cost- and risk-sharing partnership structure, which may include U.S. commercialization.

Private Placement

On March 9, 2023, we entered into a Securities Purchase Agreement, or the Purchase Agreement, with the selling stockholder named in this prospectus, pursuant to which we issued and sold the following securities to the selling stockholder on March 10, 2023: (i) 174,508 shares of our common stock, and (ii) in lieu of shares of common stock, pre-funded warrants to purchase an aggregate of 2,013,999 shares of common stock, at a purchase price of $1.38 per share of common stock and $1.37 per pre-funded warrant, in a private placement, or the Private Placement. The total purchase price paid by the selling stockholder at the closing, before deducting estimated offering expenses, was approximately $3.0 million, which does not include any exercise price that may be paid upon exercise of the pre-funded warrants.

The pre-funded warrants have an exercise price equal to $0.01 per share. The pre-funded warrants are exercisable at any time after their original issuance and will expire on March 10, 2033.The pre-funded warrants provide that a holder of a pre-funded warrant will not have the right to exercise any portion of its pre-funded warrant if such holder, together with its affiliates, would beneficially own in excess of 19.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”).

The shares of common stock issued to the selling stockholder and the shares of common stock issuable upon exercise of the pre-funded warrants were not initially registered under the Securities Act or any state securities laws. We relied on the exemption from the registration requirements afforded by Regulation D under the Securities Act for the Private Placement. In connection with the execution of the Purchase Agreement, the selling stockholder represented to us that such selling stockholder is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities purchased by the selling stockholder were being acquired solely for its own account and for investment purposes and not with a view to their future sale or distribution.

Under the terms of the Purchase Agreement, we agreed to prepare and file, within 30 days after the closing, a registration statement with the SEC to register for resale the shares of our common stock issued under the Purchase Agreement and the shares of our common stock issuable upon exercise of the pre-funded warrants issued under the Purchase Agreement, and to cause the registration statement to become effective within a specified time after the filing of the registration statement.

  Corporate Information

We were incorporated in the state of Delaware in October 2004 as Lexington Pharmaceuticals, Inc. and we subsequently changed our name to TRACON Pharmaceuticals, Inc. in March 2005, at which time we relocated to San Diego, California. Our principal executive offices are located at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122, and our telephone number is (858) 550-0780. Our corporate website address is www.traconpharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies or products.

The Offering

Common stock being offered by the selling stockholder	Up to 2,188,507 shares, which includes 2,013,999 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants held by the selling stockholder named herein.
Common stock outstanding	23,125,250 shares (as of December 31, 2022).
Use of proceeds

The selling stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus, including common stock acquired upon the exercise of outstanding warrants held by the selling stockholder named in this prospectus. We will not receive proceeds from the sale of the shares by the selling stockholder. We will, however, receive the exercise price of $0.01 per share for each of the pre-funded warrant exercised for cash.

Risk factors

Investing in our common stock involves a high degree of risk. You should carefully review and consider the “Risk Factors” section and the other information included in this prospectus and incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	“TCON”.

The selling stockholder named in this prospectus may offer and sell up to 2,188,507 shares of our common stock, which includes 2,013,999 shares of our common stock issuable upon the exercise of pre-funded warrants. The shares issuable upon exercise of the pre-funded warrants will become eligible for sale by the selling stockholder under this prospectus only as the pre-funded warrants are exercised. Our common stock is currently listed on the Nasdaq Capital Market under the symbol “TCON.” Shares of common stock that may be offered under this prospectus, when issued and paid for in the case of shares issuable upon exercise of the outstanding warrants, will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholder of any of the common stock covered by this prospectus. We will, however, receive the exercise price of $0.01 per share for each of the pre-funded warrant exercised for cash. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholder, we are referring to the shares and the shares underlying the pre-funded warrants issued to the selling stockholder pursuant to the Purchase Agreement , and when we refer to the selling stockholder in this prospectus, we are referring to the purchaser under the Purchase Agreement and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the following risks and uncertainties as well as the risks and uncertainties described in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 8, 2023, as well as in our subsequent Quarterly and Annual Reports filed with the SEC, which descriptions are incorporated in this prospectus by reference in their entirety, as well as in any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. You should carefully consider such information about risks, together with the other information contained in this prospectus, before making an investment in our common stock. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Company

Adverse developments affecting the financial services industry could adversely affect our current and projected business operations and our financial condition and results of operations.

Actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. For example, on March 10, 2023, Silicon Valley Bank, or SVB, was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation as receiver. If any of our counterparties to any credit agreements and other financial instruments were to be placed into receivership, we may be unable to access such funds. In addition, if any parties with whom we conduct business are unable to access funds pursuant to such instruments or lending arrangements with such a financial institution, such parties’ ability to pay their obligations to us or to enter into new commercial arrangements requiring additional payments to us could be adversely affected. In this regard, uncertainty remains over liquidity concerns in the broader financial services industry. Similar impacts have occurred in the past, such as during the 2008-2010 financial crisis.

Although we assess our banking relationships as we believe necessary or appropriate, our access to funding sources and other credit arrangements in amounts adequate to finance or capitalize our current and projected future business operations could be significantly impaired by factors that affect us, the financial institutions with which we have arrangements directly, or the financial services industry or economy in general. These factors could include, among others, events such as liquidity constraints or failures, the ability to perform obligations under various types of financial, credit or liquidity agreements or arrangements, disruptions or instability in the financial services industry or financial markets, or concerns or negative expectations about the prospects for companies in the financial services industry. These factors could involve financial institutions or financial services industry companies with which we have financial or business relationships, but could also include factors involving financial markets or the financial services industry generally.

The results of events or concerns that involve one or more of these factors could include a variety of material and adverse impacts on our current and projected business operations and our financial condition and results of operations. These could include, but may not be limited to, the following:

•	delayed access to deposits or other financial assets or the uninsured loss of deposits or other financial assets; and

•

loss of access to revolving existing credit facilities or other working capital sources and/or the inability to refund, roll over or extend the maturity of, or enter into new credit facilities or other working capital resources.

In addition, investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for us to acquire financing on acceptable terms or at all. Any decline in available funding or access to our cash and liquidity resources could, among other risks, adversely impact our ability to meet our operating expenses, financial obligations or fulfill our other obligations, result in breaches of our financial and/or contractual obligations or result in violations of federal or state wage and hour laws. Any of these impacts, or any other impacts resulting from the factors described above or other related or similar factors not described above, could have material adverse impacts on our liquidity and our current and/or projected business operations and financial condition and results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein, and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the safe harbor provisions for the U.S. Private Securities Litigation Reform Act of 1995.  Such forward-looking statements reflect our management’s beliefs and views with respect to future events and are subject to substantial risks and uncertainties. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	the success, cost and timing of results of our and our collaborators’ ongoing clinical trials;
•	our and our collaborators’ plans to develop and commercialize our product candidates;
•	the potential benefits of our collaboration arrangements and our ability to enter into additional collaboration arrangements;
•	the potential outcome of our dispute with I-Mab Biopharma;
•	our regulatory strategy and potential benefits associated therewith;
•	the timing of, and our ability to obtain and maintain, regulatory approvals for our product candidates;
•	the effects of unfavorable U.S. and global economic conditions on our business, financial condition and results of operations;
•	the rate and degree of market acceptance and clinical utility of any approved product candidate;
•	the success of competing products that are or may become available;
•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;
•	our commercialization, marketing and manufacturing capabilities and strategy;
•	the potential effects of macroeconomic and geopolitical developments, such as the ongoing military conflict between Ukraine and Russia and the COVID-19 pandemic, on our operations;
•	our intellectual property position;
•	our estimates regarding expenses, future revenues, capital requirements, the sufficiency of our current and expected cash resources, and our need for additional financing;
•	our ability to realize the anticipated benefits associated with our capital efficiency focused initiatives;
•	our ability to register and maintain the registration of the shares issued and issuable hereunder; and
•	our anticipated use of the net proceeds received under the securities purchase agreement we entered into with the selling stockholder on March 9, 2023.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks under the headings “Risk Factors” of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated herein by reference, as may be updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents we have filed with the SEC that are incorporated by reference herein and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. In addition, pursuant to our loan and security agreement with Runway Growth Finance Corp., or RGC, we are prohibited from paying cash dividends or making any distributions or payments in respect of our equity interests, without the prior written consent of RGC, subject to limited exceptions. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

USE OF PROCEEDS

The selling stockholder will receive all of the net proceeds from sales of the common stock pursuant to this prospectus. Upon any exercise of any pre-funded warrants for cash, the selling stockholder would pay us the exercise price set forth in the pre-funded warrants. The cash exercise price of the pre-funded warrants is $0.01 per share. We expect to use any such proceeds for working capital and general corporate purposes, including research and development expenses and general and administrative expenses. The pre-funded warrants are also exercisable on a cashless basis by net exercise under certain conditions contained therein. If any of these warrants are exercised on a cashless basis, we would not receive any cash payment from the applicable selling stockholder upon any such cashless exercise of a warrant. The anticipated use of net proceeds from the exercise of the pre-funded warrants by the selling stockholder represents our intentions based upon our current plans and business conditions.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholder pursuant to this prospectus. Other than registration expenses, the selling stockholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares of our common stock.

SELLING STOCKHOLDER

On March 9, 2023, we entered into a securities purchase agreement, or the Purchase Agreement, with the selling stockholder pursuant to which we issued and sold in private placements an aggregate of (a) 174,508 shares of our common stock and (b) pre-funded warrants to purchase 2,013,999 shares of common stock to the selling stockholder whose purchase of shares of common stock would otherwise have resulted in such selling stockholder, together with its affiliates, beneficially owning more than 19.99% of our outstanding shares of common stock immediately following the applicable closing. The aggregate purchase price of the securities sold in the private placement was approximately $3.0 million. Pursuant to the Purchase Agreement, we agreed to file the registration statement of which this prospectus is a part to cover the resale of the shares of our common stock and the warrant shares issuable upon exercise of the pre-funded warrants issued to the selling stockholder pursuant to the Purchase Agreement, and to keep such registration statement effective until the earlier to occur of (i) the third anniversary of the effective date of the registration statement of which this prospectus is a part, (ii) the date on which all of the shares and warrants shares held by such selling stockholder (other than a selling stockholder that would beneficially own more than 10% of our outstanding shares of common stock, assuming all warrant shares held by such selling stockholder are outstanding) may be sold under Rule 144 under the Securities Act within a three month period or, (iii) immediately prior to the closing of a change in control. The pre-funded warrants are exercisable for a period of ten years. The exercise price and number of shares of common stock issuable upon exercise of the pre-funded warrants may be adjusted in certain circumstances, including stock splits, stock dividends, reclassifications and the like.  The warrant shares issuable upon exercise of the pre-funded warrants will become eligible for sale by the selling stockholder under this prospectus only as the pre-funded warrants are exercised. We cannot predict when or whether the selling stockholder will exercise its pre-funded warrants.

We are registering the resale of the above-referenced shares to permit the selling stockholder identified below, or its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). This prospectus covers the sale or other disposition by the selling stockholder of up to the total number of shares of common stock issued to the selling stockholder pursuant to the Purchase Agreement, plus the total number of shares of common stock issuable upon exercise of the pre-funded warrants issued to the selling stockholder. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholder, we are referring to the shares of our common stock and the warrant shares issuable upon exercise of the pre-funded warrants issued to the selling stockholder pursuant to the Purchase Agreement, and when we refer to the selling stockholder in this prospectus, we are referring to the purchaser under the Purchase Agreement and, as applicable, its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any of the shares. The shares of our common stock covered hereby may be offered from time to time by the selling stockholder.

The following table sets forth the name of the selling stockholder, the number and percentage of our common stock beneficially owned by the selling stockholder as of February 15, 2023, the number of shares of our common stock that may be offered under this prospectus, and the number and percentage of our common stock beneficially owned by the selling stockholder assuming all of the shares of our common stock registered hereunder are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of shares of our common stock in the column “Number of Shares Offered” represents all of the shares of our common stock that the selling stockholder may offer and sell from time to time under this prospectus.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholder. The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the selling stockholder has exercised the pre-funded warrants in full pursuant to cash exercises and further assumes the sale of all shares being offered by the selling stockholder under this prospectus. The percentage of shares owned prior to and after the offering is based on 23,822,542 shares of our common stock being outstanding as of February 15, 2023 and, with respect to the percentage of shares owned prior to and after the offering, on the assumption that the selling stockholder has exercised the pre-funded warrants in full pursuant to cash exercises (subject to the beneficial ownership limitations in the pre-funded warrants) and therefore that all shares of common stock issuable upon exercise of the pre-funded warrants (subject to the beneficial ownership limitations in the pre-funded warrants) were outstanding as of that date. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholder named in this table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned. Except as otherwise indicated below, based on the information provided to us by the selling stockholder, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

	Prior to Offering			After Offering
Name and Address	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(1)	Number of Shares Offered(2)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Opaleye Management Inc. One Boston Place, Suite 2600 Boston, MA 02108	4,808,135(3)	19.99%	2,188,507	4,808,135	19.99%

___________________________

(1) Under the terms of the pre-funded warrants, the number of shares of our common stock that may be acquired by the selling stockholder upon any exercise of a warrant is limited to the extent necessary to ensure that, following such exercise, such selling stockholder would not, together with its affiliates and any other persons or entities whose beneficial ownership of our common stock would be aggregated with such selling stockholder for purposes of Section 13(d) of the Exchange Act, beneficially own in excess of 19.99% of the total number of shares of our common stock then issued and outstanding and/or the then combined voting power of all of our voting securities,  unless we obtain stockholder approval for the selling stockholder to exceed such limit, in which case this share limitation will not apply.

(2) The number of shares offered hereby consists solely of the shares issued to such selling stockholder pursuant to the Purchase Agreement and the shares issuable upon exercise of the pre-funded warrants issued to such selling stockholder. The shares issuable upon exercise of the pre-funded warrants will become eligible for sale by the selling stockholder under this prospectus only as the pre-funded warrants are exercised. In addition, the number of shares offered hereby shown under the column titled “Number of Shares Offered” includes the maximum number of shares issuable upon the exercise of the pre-funded warrants without regard to the limitations on exercise described in footnote (1) above.

(3) Represents 4,590,000 outstanding shares of common stock owned by Opaleye L.P. and 218,135 shares of common stock issuable upon exercise of pre-funded warrants. As of February 15, 2023, the pre-funded warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 19.99% of the outstanding common stock after exercise as described in footnote (1) above. The shares and pre-funded warrants directly held by Opaleye L.P. are indirectly held by Opaleye Management Inc. and James Silverman, the General Partner of Opaleye L.P. Opaleye L.P., Opaleye Management Inc, and Mr. Silverman share voting and dispositive power with respect to the shares held by Opaleye L.P.

Relationship with Selling Stockholder

As discussed in greater detail above under the section “Prospectus Summary—Private Placement,” on March 9, 2023, we entered into the Purchase Agreement pursuant to which we issued and sold shares of common stock, pre-funded warrants to purchase shares of common stock and agreed with the selling stockholders to file a registration statement to enable the resale of the shares of common stock covered by this prospectus.

In addition, in August 2020, we issued and sold 2,633,838 shares of our common stock at an average purchase price of $1.66 per share and pre-funded warrants, or the 2020 Pre-Funded Warrants, to purchase 3,429,696 shares of our common stock at an average purchase price of $1.64 per share with an exercise price of $0.01 per share of underlying common stock for net proceeds of approximately $10.0 million in private placements with multiple accredited institutional health care focused funds, one of which was the selling stockholder. The selling stockholder acquired in such private placements 1,316,938 shares of our common stock and 3,248,506 pre-funded warrants for an aggregate purchase price of approximately $7,499,997. In accordance with their terms, the 2020 Pre-Funded Warrants may not be exercised if the holder’s ownership of our common stock would exceed 19.99% of our total shares outstanding immediately after giving effect to such exercise, unless we obtain stockholder approval for the selling stockholder to exceed such limit, in which case this share limitation will not apply.

Further, in December 2020, we issued and sold 1,612,844 shares of our common stock at an average purchase price of $8.84 for net proceeds of $13.6 million in two registered direct offerings with certain institutional investors, one of which was the selling stockholder. The selling stockholder acquired in such registered direct offerings 496,277 shares of our common stock for an aggregate purchase price of approximately $3,999,993.

In June 2022, we issued and sold 841,989 shares of our common stock at a purchase price of $1.32 per share and pre-funded warrants to purchase 2,205,018 shares of our common stock at a purchase price of $1.31 per share of underlying common stock with an exercise price of $0.01 per share of underlying common stock for net proceeds of approximately $3.9 million in a registered direct offering with the selling stockholder. In accordance with their terms, the 2022 Pre-Funded Warrants may not be exercised if the holder’s ownership of the Company’s common stock would exceed 19.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such exercise, unless we obtain stockholder approval for the selling stockholder to exceed such limit, in which case this share limitation will not apply. In connection with such registered direct offering, we amended the 2020 Pre-Funded Warrants to extend the exercise periods to August 2030.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholder and issuable upon exercise of the pre-funded warrants issued to the selling stockholder to permit the resale of these shares of common stock by the selling from time to time from after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder may, from time to time, sell any or all of their shares of common stock covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales, to the extent permitted by law;
•	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell the shares of common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with applicable FINRA rules; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

In connection with the sale of the shares of common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholder may also sell the shares of common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by the selling stockholder, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. A selling stockholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholder may be entitled to contribution. We may be indemnified by the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, or we may be entitled to contribution.

The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

We agreed to cause the registration statement of which this prospectus is a part to remain effective until the earlier to occur of (i) the third anniversary of the effective date of this Registration Statement, (ii) the date on which all of the shares and pre-funded warrants shares held by such selling stockholder (other than a selling stockholder that would beneficially own more than 10% of our outstanding shares of common stock assuming all pre-funded warrant shares held by such selling stockholder are outstanding) and registered for resale under this Registration Statement may be sold under Rule 144 under the Securities Act within a three month period or, (iii) immediately prior to the closing of a change in control. The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock we registered on behalf of the selling stockholder pursuant to the registration statement of which this prospectus forms a part.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the common stock offered hereby is being passed upon for us by Cooley LLP, San Diego, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov. You can read our SEC filings, including the registration statement, at such address. You may also request a copy of these filings, at no cost, by writing us at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122 or telephoning us at (858) 550-0780. We also maintain a website at www.traconpharma.com, at which you may access these materials free of charge after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The SEC file number for the documents incorporated by reference in this prospectus supplement is 001-36818. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus forms a part the information or documents listed below that we have filed with the SEC, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of any Current Reports on Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 8, 2023;
•

certain portions of our Definitive Proxy Statement on Schedule 14A specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 (other than information furnished rather than filed), filed with the SEC on March 8, 2023;

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 24, 2023, March 9, 2023, and March 15, 2023; and
•

the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A (File No. 001-36818), filed on January 27, 2015 with the SEC, including any amendments or reports filed for the purposes of updating such description.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122 or telephoning us at (858) 550-0780.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of common stock being registered. The selling stockholder will not bear any portion of such expenses. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$ 350
Accounting fees and expenses	15,000
Legal fees and expenses	90,000
Total	$ 105,350

Item 15. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Our amended and restated certificate of incorporation, as amended, and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the General Corporation Law of the State of Delaware.

Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director or officer, except for liability for any:

•	transaction from which the director or officer derives an improper personal benefit;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	in the case of a director, unlawful payment of dividends or redemption of shares;
•	breach of a director’s duty of loyalty to the corporation or its stockholders; or
•	in the case of any officer, action by or in the right of the corporation.

Our amended and restated certificate of incorporation, as amended, includes such a provision with respect to our directors. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition will be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the General Corporation Law of the State of Delaware provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the General Corporation Law of the State of Delaware, we have entered, and continue to enter, into separate indemnity agreements with each of our directors and executive officers that require us to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of ours or any of our affiliated enterprises. Under these agreements, we are not required to provide indemnification for certain matters, including:

•	indemnification beyond that permitted by the General Corporation Law of the State of Delaware;
•	indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;
•	indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of our stock;
•

indemnification for proceedings involving a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty, but only to the extent of such specific determination;

•

indemnification for proceedings or claims brought by an officer or director against us or any of our directors, officers, employees or agents, except for (1) claims to establish a right of indemnification or proceedings, (2) claims approved by our board of directors, (3) claims required by law, (4) when there has been a change of control as defined in the indemnification agreement with each director or officer, or (5) by us in our sole discretion pursuant to the powers vested to us under the General Corporate Law of the State of Delaware;

•	indemnification for settlements the director or officer enters into without our consent; or
•	indemnification in violation of any undertaking required by the Securities Act of 1933, as amended (the Securities Act), or in any registration statement we file.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

There is at present no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not currently aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We have an insurance policy in place that covers our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

The Purchase Agreement identified in the prospectus that forms a part of this registration statement provides for cross-indemnification in connection with the registration of our common stock on behalf of the selling stockholder, including for certain liabilities arising under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description of Document

3.1(1)	Amended and Restated Certificate of Incorporation.

3.2(2)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of TRACON Pharmaceuticals, Inc.

3.3(1)	Amended and Restated Bylaws.

4.1(3)	Form of Common Stock Certificate of the Registrant.

4.2(4)	Form of Pre-Funded Warrant dated March 27, 2018 (attached as Exhibit B-1 to the Securities Purchase Agreement).

4.3(4)	Form of Common Warrant dated March 27, 2018 (attached as Exhibit B-2 to the Securities Purchase Agreement).

4.4(5)	Form of Pre-Funded Warrant dated June 21, 2022.

4.5(5)	Form of Amended and Restated Pre-Funded Warrant 1 dated June 21, 2022.

4.6(5)	Form of Amended and Restated Pre-Funded Warrant 2 dated June 21, 2022.

4.7(3)	Warrant to Purchase Stock issued to Silicon Valley Bank on November 14, 2013.

4.8(3)	Warrant to Purchase Stock issued to Silicon Valley Bank on June 4, 2014.

4.9(3)	Warrant to Purchase Stock issued to Silicon Valley Bank on May 13, 2015.

4.10(7)	Warrant to Purchase Stock issued to Silicon Valley Bank on January 25, 2017.

4.11(8)	Warrant to Purchase Stock issued to Silicon Valley Bank on May 3, 2018.

4.12(6)	Form of Warrant to Purchase Common Stock dated September 2, 2022.

4.13(9)	Securities Purchase Agreement, dated March 9, 2023, by and between TRACON Pharmaceuticals, Inc. and the purchaser listed on Exhibit A thereto.

4.14(9)	Form of Pre-Funded Warrant dated March 20, 2023 (attached as Exhibit B to Securities Purchase Agreement dated March 9, 2023).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney. Reference is made to the signature page hereto.

107	Filing Fee Table.

_______________________________

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 4, 2015.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 9, 2020.
(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-201280), as amended.
(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 23, 2018.

(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 21, 2022.
(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 6, 2022.
(7)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on January 31, 2017.
(8)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 10, 2018.
(9)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 9, 2023.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act) that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offing of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons of the Registrant pursuant to our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on March 15, 2023.

TRACON Pharmaceuticals, Inc.

By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles P. Theuer, M.D., Ph.D. and Scott B. Brown, CPA, and each and either of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Charles P. Theuer, M.D., Ph.D.	President, Chief Executive Officer and Member of the Board of Directors	March 15, 2023
Charles P. Theuer, M.D., Ph.D.	(Principal Executive Officer)

/s/ Scott B. Brown, CPA	Chief Financial Officer (Principal Financial and Accounting Officer)	March 15, 2023
Scott B. Brown, CPA

/s/ Lisa Johnson-Pratt, M.D.	Member of the Board of Directors	March 15, 2023
Lisa Johnson-Pratt, M.D.

/s/ Carol C. Lam, J.D.	Member of the Board of Directors	March 15, 2023
Carol C. Lam. J.D.

/s/ William R. LaRue	Member of the Board of Directors	March 15, 2023
William R. LaRue

/s/ Martin A. Mattingly, Pharm.D.	Member of the Board of Directors	March 15, 2023
Martin A. Mattingly, Pharm.D.

/s/ Saundra Pelletier	Member of the Board of Directors	March 15, 2023
Saundra Pelletier

/s/ J. Rainer Twiford, J.D., Ph.D.	Member of the Board of Directors	March 15, 2023
J. Rainer Twiford, J.D., Ph.D.

/s/ Stephen T. Worland, Ph.D.	Member of the Board of Directors	March 15, 2023
Stephen T. Worland, Ph.D.